UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
EQUIPMENT SUPPLY AND TECHNOLOGY LICENSING AGREEMENTS AND JOINT DEVELOPMENT PROGRAM AGREEMENT WITH ULYANOVSK CENTER FOR TECHNOLOGY TRANSFER OF THE RUSSIAN FEDERATION (“UCTT”)
On September 29, 2013, we entered into two Equipment Supply and Technology Licensing Agreements (the “Equipment Agreements”) and a Joint Development Program Agreement (the “JDP Agreement”) with Ulyanovsk Center for Technology Transfer of the Russian Federation (“UCTT”) to help UCTT establish a platform that accelerates the application of thin film coatings of various materials for industry.
Under the Equipment Agreements, UCTT will purchase certain equipment from us, and we will grant UCTT non-exclusive licenses to our proprietary HPC technology and to our proprietary informatics software, for use solely with the purchased equipment and solely for the purpose of developing and commercializing materials and products incorporating such materials in the fields of glass coatings, photovoltaic devices, power electronics and displays (the “Field”), for a fixed period and, subject to payment of additional fees, for additional periods. We will also provide maintenance, support and warranty services on the equipment under the Equipment Agreements.
Under the JDP Agreement, UCTT will use the purchased equipment and assistance from our business and technical teams to engage in collaboration development programs (“CDPs”) with third parties (“CDP Customers”). Such CDPs will provide R&D services and will sell or license intellectual property developed under the CDP to the CDP Customers in the Field.
The profits earned by UCTT from such R&D service fees and intellectual property license fees will be shared between us and UCTT depending on whether we brought UCTT that business and whether we will provide technical assistance to the CDP Customer.
If UCTT wishes to sign CDPs with a party outside the Russian Federation (“Outside Third Parties”), it will need our prior written consent unless such Outside Third Party is named in an enumerated list agreed to by the parties, or has less than $50M in annual revenue in the Field or is located in the Commonwealth of Independent States or, for CDPs in the field of glass coatings, is located in and has a majority of assets in the European Union.
For a period of five (5) years, we have agreed to not enter into an arrangement in the field of glass coatings with a third party without the prior consent of UCTT if such arrangement will be similar in structure to this JDP Agreement.
In connection with entering into these three arrangements, we have committed to provide certain operating expense funding for UCTT; and we have certain contingent revenue which is subject to an earn-out clause related to business development activities included in the JDP Agreement.
The foregoing descriptions of the Equipment Agreements and the JDP Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements that will subsequently be filed as exhibits to a Quarterly Report on Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: October 3, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer